UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 30, 2015

CAM GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33907	57-1021913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Jixing Building, 151 Shengli Avenue North, Shijiazhuang, Hebei Province, P.R. China 050041
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  +86-311-8696-4264

Copies to:

Greentree Financial Group, Inc.

7951 SW 6th Street, Suite 216

Plantation, FL 33324

(954) 424-2345 Tel

(954) 424-2230 Fax

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CAM Group, Inc. (The “Company” or the “Registrant”), in connection with the items set forth below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 30, 2015, Mr. Xia, Yongli resigned as Independent Director of CAM Group, Inc. (The “Company” or the “Registrant”), effective immediately. This resignation is due to the expiration of Offer Letter. Mr. Xia’s resignation was not made in connection with any specific disagreement with us on any matter.

On April 30, 2015, Mr. Zhang, Yanhui resigned as Independent Director of CAM Group, Inc. (The “Company” or the “Registrant”), effective immediately. This resignation is due to the expiration of Offer Letter. Mr. Zhang’s resignation was not made in connection with any specific disagreement with us on any matter.

SIGNATURES

Pursuant to the requirements of Section12 of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAM Group, Inc.

Date: May 14, 2015	By:	/s/ Kit Ka
Kit Ka
President and Chief Executive Officer